                                                                   Exhibit 99(e)

      MASTER EQUIPMENT LEASE AGREEMENT NO. 8504NJG193, dated as of April 5, 1985, between AMERICAN FINANCE GROUP, INC. (hereinafter called "Lessor"), a Massachusetts corporation having its principal place of business at Exchange Place, Boston, Massachusetts 02109, and FEDERAL PAPER BOARD COMPANY, INC. & Subsidiaries (hereinafter called "Lessee"), a New York corporation with its principal place of business at 75 Chestnut Ridge Road, Montvale, NJ 07645.

      In consideration of the mutual covenants hereafter contained, Lessor and Lessee agree as follows:

      1. AGREEMENT FOR LEASE OF EQUIPMENT -- Lessor shall lease to Lessee and Lessee shall lease from Lessor such Equipment upon the terms and conditions specified in this Master Equipment Lease Agreement (this "Master Lease") and the applicable Rental Schedule. Each Rental Schedule shall incorporate the terms of this Master Lease and shall constitute a separate lease (the term "this Lease" shall refer collectively to the applicable Rental Schedule and this Master Lease).

      2. DELIVERY AND ACCEPTANCE OF EQUIPMENT -- (a) Lessor and Lessee understand that the vendor of the Equipment will deliver the Equipment to the location specified In the Rental Schedule. As between Lessor and Lessee, Lessee's acceptance for lease hereunder of any Equipment (as evidenced by its execution and delivery to Lessor of a Certificate of Inspection and Acceptance with respect to such Equipment) constitutes Lessee's acknowledgement that such Equipment in all respects conforms to the requirements of this Lease and is subject to all of the terms and conditions of this Lease. Lessor hereby authorizes Lessee as its agent to accept for Lessor, and in Lessor's name, the Equipment from the Manufacturer or vendor thereof upon delivery; (b) with respect to any items of Equipment that are titled vehicles, Lessee will, on behalf of the Lessor and at the Lessee's expense, promptly obtain an application for the Lessor's title for each Item of Equipment, reflecting the Lessor or its assignee as owner and whomever the Lessor shall designate as first lienholder, the Manufacturer's certificate of title and a certificate of registration issued in the name of the Lessor or its assignee. Certificates of ownership shall be delivered to the Lessor or to whomever the Lessor shall designate. The Lessee shall, at Lessee's expense, take such action as shall be necessary from time to time to avoid suspension or revocation of any certificates of ownership and to renew and maintain all certificates of registration. If the Lessee is required to obtain any new certificate of ownership or of registration, the Lessee shall, at Lessee's sole expense and after prior written notice to the Lessor, obtain such new certificate of ownership or of registration in the manner provided herein. The Lessor appoints the Lessee its attorney-in-fact for the purpose of carrying out the Lessee's obligations pursuant to this Section 2. The Lessee shall notify the Lessor of the state in which each item of Equipment is titled and registered, the license plate number of each item of Equipment, and any changes of such state or license plate number.

      3. NO WARRANTIES BY LESSOR -- LESSOR HEREBY MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS, REGARDING THE CONDITION, SELECTION, QUALITY, SUITABILITY OR OPERATION OF ANY EQUIPMENT, THE MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THE LESSEE LEASES THE EQUIPMENT "AS IS" AND "WHERE IS." Lessor shall not be liable to Lessee for any (a) defects in any of the Equipment or for any direct or consequential damage therefrom; (b) loss of use

** CERTAIN RIGHTS OF AMERICAN FINANCE GROUP UNDER RENTAL SCHEDULE F-61-1 TO THIS MASTER LEASE HAVE BEEN ASSIGNED TO JOHN HANCOCK LEASING CORPORATION.

of any of the Equipment or for any interruption in Lessee's business occasioned by Lessee's inability to use any of the Equipment for any reason whatsoever; and
(c) damages in the event that the Manufacturer delays delivery of the Equipment. Lessor hereby transfers and assigns to Lessee during the Lease Term all its rights and interest in the Manufacturer's warranty with respect to any and all of the Equipment, and agrees to execute all documents necessary to effect such transfer and assignment.

      4. LEASE TERM -- The Lease Term shall commence and expire on the dates set forth in the Rental Schedule applicable to the item of Equipment in question.

      5. RENT -- (a) This Lease is a net lease and Lessee shall pay to Lessor when due as rent for the Equipment during the Lease Term, the amount set forth in the Rental Schedule ("Basic Rent") on the dates set forth therein ("Payment Dates"), at the location of Lessor set forth on the applicable Rental Schedule. Lessor agrees to invoice Lessee at least ten days prior to the due date of each payment; notwithstanding the foregoing, the failure by Lessor to submit an invoice to Lessee shall not excuse Lessee's non-payment of Basic Rent.

      (b) Lessee shall also pay to Lessor, all amounts which Lessee Is required to pay Lessor pursuant to this Lease (other than Basic Rent) together with every fine, interest and cost which may be added for non-payment or late payment thereof. Such amounts shall constitute additional rent ("Additional Rent") and shall be payable by Lessee within five days of Lessor's written notice to Lessee that such Additional Rent is due and payable. If Lessee shall fail to pay any Additional Rent, Lessor shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Basic Rent. With respect to any amount of Basic Rent or Additional Rent not paid when due hereunder, Lessee shall pay to Lessor interest on such amount from the due date thereof until payment is received by Lessor at the lower of: (i) two percent (2%) above the Prime Rate but in no event less than two percent (2%) per annum above the permanent debt rate of the Rental Schedule(s) applicable to such overdue amount, or (ii) the highest rate of interest permitted by law ("Default Interest Rate"). Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent and Additional Rent when due.

      6. LESSEE'S REPRESENTATIONS AND WARRANTIES -- Lessee represents and warrants (and if requested by Lessor, will provide other supporting documents to the effect) that as of the date any Equipment is accepted for lease hereunder:
(a) all items of Equipment are new and unused unless otherwise specified in the applicable Rental Schedule; (b) Lessee is an entity validly existing, in good standing under the laws of the jurisdiction of its organization, with full power to enter into this Lease and to pay and perform its obligations under this Lease, and is qualified to do business in the location(s) where the Equipment is installed; (c) this Lease has been duly authorized, executed and delivered by Lessee, is enforceable in accordance with its terms and Lessee's execution, delivery and performance thereunder does not and will not contravene the provisions of any contract or other instrument by which it is bound; (d) no approval is required from any public regulatory body nor from any other person, with respect to the entering into or performance of this Lease by Lessee; (e) there are no suits or proceedings pending, or to the knowledge of Lessee threatened, in any court or any governmental agency against or affecting Lessee, which, if decided against Lessee, would impair Lessee's ability to perform any of its obligations under this Lease; and (f) there has been no material adverse change to Lessee's financial condition since the date of Lessee's most recent financial statement furnished Lessor.

      7. IDENTIFICATION MARKS -- If requested by Lessor or required by law, Lessor shall furnish to Lessee and Lessee shall, affix to the Equipment a sign, or reasonable form of notice to disclose Lessor's ownership of, or the interest of any Assignee in, the Equipment and Lessee shall keep and maintain such sign or other form of notice affixed to the Equipment throughout the Lease Term.

      8. FEES AND TAXES -- Lessee agrees to pay promptly when due, and to Indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all taxes (including without limitation all sales, use, franchise, personal property and stamp taxes) and all other charges (together with any penalties, fines or interest thereon), which are assessed, levied or imposed by any governmental or taxing authority against Lessor, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control or return thereof, or the rents, receipts or earnings arising therefrom which accrue during the term of this Lease, excluding, however, any taxes measured by Lessor's net income. Lessor shall pay personal property taxes directly to a levying authority. Lessor shall submit to Lessee a copy of its personal property tax return and its receipt evidencing payment of the tax and Lessee will then promptly reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. All of the obligations of Lessee under this Section 8 accrued during the term of this Lease and until the Equipment shall be returned to Lessor at the expiration thereof shall continue in full force and effect notwithstanding such termination of this Lease.

      Lessor shall obtain a sales tax exemption, where available, with respect to its purchase of the Equipment.

      9. INDEMNIFICATION BY LESSEE: SPECIAL TAX INDEMNITY -- (a) Lessee shall indemnify Lessor and its Assignees against, and agrees to defend, protect, save and keep them harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including attorneys' fees and expenses, of whatsoever kind and nature asserted against Lessor (including, without limitation, by way of strict or absolute liability), in any way relating to or arising out of the ordering, construction, installation, possession, use, maintenance, operation, control, condition, or other use of the Equipment during the Lease Term and until such time the Equipment is returned to Lessor pursuant to the provisions hereof. In case any action, suit or proceeding is brought against Lessor or any of its Assignees by reason of any of the foregoing, Lessee, at Lessee's expense, shall cause the claim upon which such action, suit or proceeding is based to be discharged, or shall cause such action, suit or proceeding to be resisted or defended by counsel designated by Lessee, such counsel to be recognized as skilled in representing clients like Lessor in actions such as that brought against Lessor. The indemnification by Lessee under this Section 9(a) shall survive the payment of all obligations under, and the termination of, this Lease.

      (b) If during the period between the commitment by Lessor to lease an item of Equipment hereunder and the acceptance of such item of Equipment for lease, there are changes in the federal income tax laws, the regulations issued thereunder or the administrative or judicial interpretations thereof, so that the net after-tax economic return of said item (i.e. the after-tax cash flow, periodic return on investment and timing and recognition of income or deductions) resulting from ownership and lease of the Equipment hereunder is reduced, Lessee shall pay as additional Basic Rent, the amounts required to provide Lessor the same net after-tax economic return that would have resulted from the ownership and lease of the Equipment if such changes had not occurred.

      10. USE OF EQUIPMENT; LIENS -- During the Lease Term, Lessee warrants and agrees that the Equipment will be operated and otherwise be in compliance with all statutes, regulations and orders of any governmental body having power to regulate the Equipment. Lessee shall not permit the Equipment to be used for any purpose for which, in the opinion of the Manufacturer, the Equipment is not designed or suited.

      During the Lease Term, Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, security interest, lien, or encumbrance on the Equipment, Lessor's or any Assignee's title thereto, or interest therein, except:

      (a) the respective rights of Lessor (and its Assignees, as hereinafter defined, if any) and Lessee as herein provided;

      (b) liens or encumbrances granted or placed thereon by Lessor (or its assigns, if any);

      (c) liens or encumbrances resulting from claims against Lessor but not against Lessee and unrelated to this Lease, and not resulting from any default, act or omission of Lessee;

      (d) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings;

      (e) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and not delinquent; and

      (f) liens arising out of judgments against Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and with respect to which there has been secured a stay of execution pending such appeal or proceeding for review; provided, however, that the liens referred to in clauses (d) and (f) of this Section 10 may remain only so long as the existence thereof does not subject the Equipment in question to forfeiture, seizure or otherwise adversely affect the rights of Lessor or any Assignee.

Lessee, at its own expense, will promptly take such action as may be necessary to keep the Equipment free and clear of, and to duly discharge, any such mortgage, security interest, lien, or encumbrance not excepted above. Lessee agrees to procure and maintain in effect all licenses, permits and other approvals and consents required by laws in connection with Lessee's possession, use, operation and maintenance of the Equipment. Lessee agrees to notify Lessor of any change in the location of the principal place of garaging of Equipment from the location specified in the Rental Schedule for any item of such Equipment, or permit any Equipment to be used by anyone other than Lessee, Lessee's employees, or an independent contractor engaged by Lessee. All principal places of garaging shall be locations owned or leased by Lessee within the 48 contiguous states of the United States of America.

      11. EQUIPMENT MAINTENANCE, REPAIR, AND ADDITIONS (a) During the Lease Term with respect thereto, Lessee, at Lessee s sole expense, will maintain the Equipment in good and efficient operating repair, appearance and condition except for ordinary wear and tear of the kind experienced by equipment utilized in the forest products industry. All maintenance and repairs to the Equipment shall be made by the Manufacturer thereof or those of substantially equal skill or knowledge in maintaining and repairing the Equipment.

      (b) Provided that the value of the Equipment or any item thereof shall not be reduced thereby, Lessee shall have the right at any time to connect additional compatible equipment to the Equipment whether such compatible equipment is owned by Lessee or a third party. In each case, Lessee shall disconnect or detach such equipment upon the termination of this Lease, or such equipment shall become the property of the Lessor. Lessee agrees that during the Lease Term, 100%. of the use of the Equipment shall be "qualified business use" as that term is defined in Section 280F of the Code, which use shall be calculated in accordance with Regulations promulgated thereunder and shall be supported by records maintained in accordance with Section 280F and the Regulations thereunder. Lessee agrees to indemnify and hold Lessor harmless from any loss or damage caused to the Equipment by the connection to, or disconnection from, any compatible equipment.

      12. LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT -- Lessee shall bear all risks of damage to, taking of, or loss or destruction of, any item of Equipment during the Lease Term thereof and until such Equipment has been returned to Lessor.

      In the event that any item of Equipment shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if any item of Equipment or Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being hereafter called a "Casualty Occurrence") during its Lease Term and until it has been returned to Lessor, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details of the Casualty Occurrence in question, and shall pay Lessor in cash the "Stipulated Loss Value" as set forth in the Exhibit to the Rental Schedule pursuant to which such item of Equipment is leased hereunder calculated as of the Payment Date immediately preceding the date of the Casualty Occurrence or, if the Casualty Occurrence occurs on a Payment Date, calculated as of the date of the Casualty Occurrence. This payment shall be made on the next succeeding Payment Date following the Casualty Occurrence.

      Upon the payment of the Stipulated Loss Value of the Equipment in question in accordance with the terms of this Section 12, and the payment of all Basic Rent and all other sums then due hereunder, this Lease shall terminate with respect to the Equipment or part thereof suffering the Casualty Occurrence and all Lessor's rights and title to the Equipment shall pass to Lessee, "as is" and "where is" without warranty or recourse, as evidenced by a duly executed bill of sale naming Lessor as the seller and Lessee as the buyer to be furnished by Lessor within 30 days of Lessor being notified that the item of Equipment in question has suffered a Casualty Occurrence.

      13. REPORTS -- Once each calendar year Lessee will cause to be furnished to Lessor, if requested, a statement showing the location, condition and such other information regarding the Equipment as Lessor may reasonably request.

      Lessor shall have the right, upon reasonable notice to Lessee, to inspect the Equipment.

      14. INSURANCE - Lessee will procure and maintain at its expense all risk insurance on all Equipment for the related full Lease Term public liability insurance in the amount of at least $1,000,000 insuring Lessor, the Secured Party and any Assignee, as their interests may appear, against liability for death, bodily injury and property damage resulting from ownership, maintenance, use or operation of the Equipment. All such insurance shall name Lessor and any Assignee as additional insureds, and shall provide that the same may not be altered or cancelled except after thirty (30) days prior written notice to Lessor. Lessee shall deliver to Lessor, prior to the beginning of the Lease Term with respect to any Equipment, or prior to the effective date of any cancellation or expiration of such insurance, as the case may be, a certificate or other evidence satisfactory to Lessor of the maintenance of such insurance. Lessor shall be under no duty to examine such policies, certificates or other evidences of insurance, or to advise Lessee in the event that its insurance is not in compliance with this Lease. In the event of failure on the part of the Lessee to provide such insurance, Lessor may, at its option, provide such insurance and add the amount of the premiums to the rents due hereunder, and Lessee shall, upon Lessor's demand pay the same as Additional Rent; notwithstanding the foregoing, Lessor may provide insurance as herein before provided only if it has given Lessee at least 5 days prior notice of its intent to provide such insurance and if the cost of any such insurance is commercially reasonable. Lessee may self assume some or all of its obligations hereunder with the prior written consent of Lessor, such consent not to be unreasonably withheld.

      15. RETURN OF EQUIPMENT - (a) Upon the Termination Date Lessee will forthwith return possession of such Equipment to Lessor, in its original condition and appearance, reasonable wear and tear being excepted, and otherwise in the condition required by Section 11 hereof, at Lessee's loading dock or other place where such Equipment could be conveniently picked up by a common carrier designated by Lessor, with reasonable notice thereof being provided to Lessee.

      (b) Lessee shall give Lessor at least 90 days prior written notice of its intention to return the Equipment to Lessor on the Termination Date. In the event Lessee shall fail to give Lessor 90 days' notice in writing, this Lease, at the sole discretion of the Lessor, shall be extended and continue at the same rental as the rental in effect on the Payment Date immediately preceding the Termination Date until 90 days after Lessor receives such notice in writing from Lessee.

      (c) In the event that Lessee fails to return the Equipment at the end of the Lease Term this Lease, at the sole discretion of the Lessor, shall be extended and continue at the same Basic Rent in effect on applicable Lease Term until the Equipment has been returned to Lessor.

      16. LESSOR'S OWNERSHIP: EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY - Lessee acknowledges and agrees it does not have or obtain any title to the Equipment, nor any property right or interest therein, except its rights as Lessee hereunder and subject to the terms hereof. All of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to realty, and that upon the expiration or other termination of the Lease Term of Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove, or cause the removal of, such Equipment, from the premises whereon the same is then located.

      If Lessee is unable to return, or is prevented from returning, any Equipment to Lessor upon the termination of the Lease Term, for any reason whatsoever, including, but not limited to, the assertion by any third party of any claim against such Equipment, or of any right with respect thereto, such Equipment shall, for all purposes of this Lease, be deemed to have been the subject of a Casualty Occurrence, and Lessee shall pay to Lessor the amounts provided in Section 12 hereof, with respect to such Equipment, at the time, in the manner, and with the consequences provided in such Section.

      17. EVENTS OF DEFAULT -- (a) If, during the continuance of this Lease, one or more of the following events (hereinafter called "Events of Default") shall occur:

      (1) default shall be made in the payment of any Basic or Additional Rent due hereunder, and any such default shall continue for more than five (5) days after written notice of the non-payment of such Basic or Additional Rent;

      (2) Lessee shall default in the observance and/or performance of any other covenant, condition and agreement on the part of Lessee to be observed and/or performed under this Lease and such default shall continue for thirty (30) days after written notice from Lessor to Lessee specifying the default and demanding the same to be remedied.

      (3) any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith shall at any time prove to be incorrect when made in any material respect;

      (4) Lessee shall make or permit any unauthorized assignment or transfer of this Lease or of Lessee's rights and obligations hereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment, or the possession of same;

      (5) Lessee shall make an assignment for the benefit of creditors, or cease doing business as a going concern, or generally fail to pay its debts as they become due, or become insolvent or bankrupt or admit in writing its inability to pay its debts as they mature, or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed on decree or order of a court of competent jurisdiction, for Lessee or for a substantial part of Lessee's property without Lessee's consent and such decree or order shall continue undischarged and unstayed for a period of sixty (60) days;

      (6) if pursuant to the merger of Lessee into another corporation where Lessee is not the surviving corporation, or the consolidation of Lessee with one or more other corporations and the sale or other disposition of all or substantially all the assets of Lessee to one or more other entities, the surviving entity or transferee of assets, as the case may be, shall not deliver to Lessor and to any Assignee an acknowledged instrument in recordable form, assuming all obligations, covenants and responsibilities of Lessee hereunder and under any instrument executed by Lessee, and acknowledging the assignment of Lessor's interest in this Lease as security for indebtedness; or

      (7) Lessee shall be in default under any other Rental Schedule to this Master Lease if the Equipment leased pursuant to such other Rental Schedule is owned by the Transferee of this Lease;

      (b) then, in any such case, Lessor, at its option, may do any one or more of the following;

      (1) declare this Lease, with respect to the Rental Schedule in question, in default upon written notice to Lessee, and proceed by appropriate court action to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

      (2) terminate this Lease upon written notice to Lessee; whereupon all right of Lessee to use the Equipment shall immediately terminate;

      (3) once this Lease is terminated, repossess the Equipment, wherever found, with legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, and remove the Equipment therefrom;

      (4) with respect to any Equipment returned to or repossessed by Lessor, hold or use such Equipment for any purpose whatsoever, including selling the same at a private or public, cash or credit sale, or Lessor may re-lease such Equipment in all the foregoing events free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction;

      (5) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights set forth above in this Section 17(b) with respect to any item of Equipment, and upon written notice to the Lessee specifying a payment date demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Equipment due after the payment date specified in such notice), an amount equal to the excess of 115%. of the Stipulated Loss Value for such item of Equipment computed as of the Payment Date next preceding the payment date specified in such notice or if such payment date occurs on a Payment Date, then computed as of such Payment Date over whichever of the following three amounts the Lessor, in its sole discretion, shall specify in such notice:

            (i) the present value of the fair market rental value (determined as hereafter provided in this Section 17(b)) of such item of Equipment for the remainder of the Lease Term as of the date of such notice, such present value to be computed on the basis of a 7% per annum rate of discount from the respective dates upon which such rent would be paid;

            (ii) the fair market sales value (determined as hereafter provided in this Section l7(b)) of such item of Equipment as of the date of such notice; or

            (iii) if the Lessor shall have sold any item of Equipment pursuant to paragraph (4) above, the net proceeds of such sale; and

      (6) whether or not any Equipment is returned to, or repossessed by Lessor, as aforesaid, Lessee shall also be liable for, and Lessor may forthwith recover from Lessee, all Basic Rent and Additional Rent that accrued prior to the date of Lessee's default.

      In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses arising out of Lessee's default, including without limitation expenses of repossession of the Equipment and the storage, repairs, reconditioning, sale and releasing thereof, and reasonable attorneys' fees incurred by Lessor in exercising any of its rights or remedies hereunder. For the purposes of this Section 17, "fair market rental value" and "fair market sales value" shall be determined by an appraisal of an independent appraiser chosen by the Lessor, and the cost of any such appraisal shall be borne by Lessee.

      18. ASSIGNMENT AND TRANSFER BY LESSOR. - (a) Lessor may assign this Lease, any item of Equipment, and all sums at any time due and to become due, by the Lessee to Lessor under this Lease without notice to or consent of Lessee to a security assignee (the "Secured Party") for the purpose of securing a loan to the Lessor. The Secured Party shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under this Lease. Lessor, at its sole discretion, may also sell or transfer the Equipment and/or this Lease to a partnership, trust or other person or entity (the "Transferee" and collectively with the Secured Party an "Assignee"), subject to the rights of the Lessee under this Lease. During the term of this Lease neither Lessor nor any Assignee may cumulatively assign this Lease more than two (2) times without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

      (b) Lessee agrees that notwithstanding any assignment to a Secured Party, each and every covenant, agreement, representation and warranty of Lessor under this Lease shall be and remain the sole liability of the Lessor and of every successor in interest of Lessor or, in the case of assignment to a

Transferee, shall become and remain the sole liability of the Transferee. Lessee further acknowledges and agrees that from and after the receipt by Lessee of written notice of such an assignment from Lessor, Lessee shall comply with the directions or demands given in writing by the Secured Party and the Secured Party shall have the right to exercise (either in its own name or in the name of the Lessor) such rights, privileges and remedies of Lessor provided for herein. Lessee shall not assert against the Secured Party any defense, counterclaim, set-off, abatement, reduction or recoupment that Lessee may have against Lessor or any Transferee. After any assignment to the Secured Party, this Lease may not be amended or modified without the prior written consent of any such Secured Party. Lessee agrees to execute and Lessor or its Assignee may record any instruments relating to such assignment, mortgage or security interest desired by the Lessor or any Assignee and the Lessee shall promptly provide such documents as may be requested by the Lessor or any Assignee.

      19. OPTION TO RENEW - (a) Upon the expiration of the Primary Term of this Lease with respect to each Rental Schedule, and provided that no Event of Default, and no event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, Lessee shall have the option, exercisable on at least 90 days prior written notice to Lessor to renew the Lease Term with respect to any item of Equipment then subject to said Rental Schedule, either:

      (1) on a month-to-month renewal basis, terminable by either Lessor or Lessee upon thirty days written notice, at the same rate, terms and conditions as described herein; or

      (2) up to three (3) successive additional terms (each of which being herein called a "Renewal Term") for one year each at a rental for each such Renewal Term at a rate that would be obtained in an arms-length transaction between an informed and willing prospective lessee and an informed and willing lessor under no compulsion to lease (said rate being herein called the "Fair Rental Rate").

      (b) If, on or before a date 60 days prior to the expiration of the Lease Term with respect to each Rental Schedule for which notice of Renewal has been given, Lessor and Lessee are unable to agree upon a determination of the Fair Rental Rate for the Equipment, Lessee shall have no obligation to renew this Lease. However, if Lessee wishes to proceed with its option, Lessee shall give written notice to Lessor to that effect and the Equipment shall be leased during the Renewal Term at the Fair Rental Rate determined in accordance with the procedure for Appraisal below.

      (c) "Appraisal" shall mean a procedure whereby two recognized Independent equipment appraisers, one chosen by Lessee and one by Lessor shall mutually agree upon the amount in question. Lessor or Lessee, as the case may be, shall deliver a written notice to the other party appointing its appraiser within 15 days after receipt from the other party of a notice appointing that party's appraiser. If within 15 days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third recognized independent appraiser shall be chosen within five days thereafter by the mutual agreement of such first two appraisers, or if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association, and the appraisal of the third appraiser so appointed and chosen shall be given within a period of ten (10) days after the selection of such third appraiser. The average of the three appraisals arrived at by said three appraisers shall be binding and conclusive on Lessor and Lessee. Lessor and Lessee shall pay the fees of the respective appraisers appointed by them and shall share equally the fees and expenses of the third appraiser, if any, and those of the American Arbitration Association, if applicable.

      (d) After a determination of the Fair Rental Rate of the Equipment has been made in accordance with the procedure described above, Lessee's exercise of its option shall be effective upon the expiration of the Primary Term or Rental Term as the case may be.

      20. OPTION TO PURCHASE - (a) Upon the expiration of the Primary Term or any Renewal Term with respect to each Rental Schedule, provided that Lessee has paid all rentals and all other sums then due by Lessee to Lessor, or which would become due upon request of Lessor, as required under the provisions of this Lease, and provided that no Event of Default, and no event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, Lessee shall have the option, exercisable on at least 90 days prior written notice to Lessor to purchase any item of Equipment at such item's then Fair Market Value, unless otherwise specified on the applicable Rental Schedule.

      (b) If, on or before a date 60 days prior to the expiration of the Primary Term or any Renewal Term with respect to each Rental Schedule, Lessor and Lessee are unable to agree upon a determination of the Fair Market Value for the Equipment, Lessee shall have no obligation to purchase the Equipment. However, if Lessee wishes to exercise its option at Fair Market Value it shall so notify Lessor in writing, and such value shall be determined in accordance with the procedure for Appraisal as set forth in Section 19 hereto.

      (c) After a determination of the Fair Market Value of the Equipment has been made in accordance with the procedure described above, Lessee may purchase the Equipment by payment to Lessor of the Fair Market Value upon the expiration of the term of the applicable Rental Schedule. Upon payment by Lessee to Lessor of the Fair Market Value, Lessor shall deliver to Lessee title to the Equipment evidenced by a valid bill of sale conveying title from Lessor to Lessee delivered within thirty (30) days of the purchase of the Items of Equipment in question.

      21. ADDITIONAL RIGHTS OF LESSOR. - Receipt by Lessor of any Basic Rent or Additional Rent with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof or to any other remedy allowed to Lessor by law.

      22. NET LEASE; NON-TERMINABILITY. - This Lease is an absolutely net lease and, except as otherwise expressly provided herein, shall not terminate, nor shall Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent or Additional Rent nor shall the obligations of Lessee hereunder be affected, other than as expressly set forth in this Lease, by reason of any damage to or destruction of any item of the Equipment or any taking of any item of the Equipment by condemnation or otherwise.

      23. LESSEE'S RIGHT TO SUBLEASE - Provided that no Event of Default has occurred and is continuing, Lessee shall have the right to sublease the Equipment for a term or terms expiring no later than the Termination Date of this Lease subject to the prior written approval of the Lessor, which approval shall not be unreasonably withheld. No sublease of the Equipment by Lessee shall relieve Lessee of any of its obligations hereunder.

      24. INVESTMENT TAX CREDIT - Lessor agrees to pass to Lessee any Investment Tax Credit otherwise available to Lessor and agrees that it will exercise the available election therefor.

      25. QUIET ENJOYMENT - So long as no Event of Default has occurred and is continuing hereunder, Lessee shall have peaceful and quiet use and enjoyment of the Equipment against acts of Lessor or anyone claiming solely by, through, or under Lessor.

      26. NOTICES - Any notice required or permitted to be given under this Lease shall be deemed to have been given upon its receipt, in writing, by the receiving party at its address set forth below, or to such other address as either party shall hereafter furnish to the other in writing.

      1. If to Lessee: Federal Paper Board Company, Inc.
                       75 Chestnut Ridge Road
                       Montvale, NJ 07645
                       Attn: Manager - Corporate Purchasing

      2. If to Lessor: American Finance Group, Inc.
                       Exchange Place, 14th Floor
                       Boston, MA  02109
                       Attn: Treasurer

      27. ENTIRE AGREEMENT, SEVERABILITY, EFFECT AND MODIFICATION OF LEASE - This Lease constitutes the entire agreement between the parties with respect to the leasing of the Equipment. Any provision of this Lease which is unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof. No variation or modification of this Lease and no waiver of any of its provisions or conditions shall be valid unless in writing and signed by a duly authorized representative of the party against whom enforcement is sought.

      28. GOVERNING LAW - Lessor and Lessee agree that this Lease shall be governed by and construed in accordance with the laws of the State of New York.

      29. AGREEMENT FOR LEASE ONLY - Lessor and Lessee agree that this Lease is and is intended to be a true lease (and not a lease in the nature of a security interest) and further agree to treat this Lease as a true lease for all purposes, including without limitation, tax purposes.

      30. FINANCIAL STATEMENTS - Lessee agrees to furnish, upon Lessor's request such financial information concerning Lessee as Lessor or any Assignee may reasonably require during the term of this Lease.

      31. MISCELLANEOUS. The captions in this Master Lease and this Lease are for convenience of reference only. This Lease may be executed in separate counterparts, all of which together shall constitute one instrument. Lessor and Lessee agree that to the extent that this Lease constitutes chattel paper under the Uniform Commercial Code, no security interest on this Lease may be created through the transfer or possession of any counterpart of this Lease but only through transfer and possession of that counterpart of the Rental Schedule to this Lease marked "Lender's Original".

      32. DEFINITIONS - The following terms shall have the following meanings for all purposes of this Lease:

            "ACQUISITION COST" of any item of Equipment means an amount equal to the sum of (i) the purchase price of such item of Equipment paid by Lessor, plus, (ii) any excise, sales or use tax paid by Lessor on or with respect to such item of Equipment, plus (iii) any reasonable costs, expenses and fees paid or incurred by Lessor in obtaining, delivering and installing such Item of Equipment.

            "ADDITIONAL RENT" shall have the meaning specified in Section 5(b) hereof.

            "APPRAISAL" shall have the meaning specified in Section 19(c) hereof.

            "ASSIGNEE" shall have the meaning specified in Section 18(a) hereof.

            "BASIC RENT" shall have the meaning specified in Section 5(a) hereof.

            "CASUALTY OCCURRENCE" shall have the meaning specified in Section 12 hereof.

            "CERTIFICATE OF INSPECTION AND ACCEPTANCE" means the certification contained in or which is an Exhibit to each Rental Schedule to be executed by Lessee, substantially in the form of "Exhibit 1" attached hereto whereby Lessee evidences its acceptance of an item of Equipment for lease hereunder.

            "DEFAULT INTEREST RATE" shall mean the rate of interest set forth in
Section 5(b) hereof.

            "EQUIPMENT" means the equipment described on each Rental Schedule executed pursuant to this Master Lease, and owned by Lessor and leased by Lessor to Lessee or ordered by Lessor for lease to Lessee as provided herein and any attachments, accessories, or additions thereto or substitutions therefor.

            "EVENTS OF DEFAULT" shall have the meaning specified in Section 17(a) hereof.

            "FAIR MARKET VALUE" means the appraised value of the Equipment in question determined by the procedure for Appraisal.

            "FAIR RENTAL RATE" shall have the meaning specified in Section 19(a)(2) hereof.

            "INTERIM TERM" for this Lease shall commence upon the commencement date set forth in the applicable Rental Schedule and shall end on the commencement date of the Primary Term.

            "INVESTMENT TAX CREDIT" shall mean any investment tax credit provided for in Section 38 et seq. of the Internal Revenue Code of 1954, as amended.

            "LEASE" shall have the meaning specified in Section 1 hereof.

            "LEASE COMMENCEMENT DATE" with respect to an item of Equipment means the date of the commencement of the Lease Term of such item and shall be the date such item is accepted by Lessee for lease hereunder.

            "LEASE TERM" with respect to an item of Equipment shall mean the "Interim Term" plus the "Primary Term", including any period of renewal provided for herein.

            "MANUFACTURER(S)" shall mean the manufacturer(s) of each item of Equipment.

            "MASTER LEASE" shall have the meaning specified in Section 1 hereof.

            "PAYMENT DATES" shall have the meaning specified in Section 5(a) hereof.

            "PRIMARY TERM" for this Lease shall commence and shall end on the respective dates set forth in the Rental Schedule.

            "PRIME RATE" shall mean the rate of interest per annum announced from time to time as its "Prime Rate" by the lending institution providing the permanent debt financing with respect to the Rental Schedule in question; if there is no permanent debt financing or if the lending institution in question has no PRIME RATE, then Lessor and Lessee agree that the Prime Rate announced from time to time by Morgan Guaranty Trust Company of New York, in New York City shall apply hereunder.

            "RENEWAL TERM" shall have the meaning specified in Section 19(a)(2) hereof.

            "RENTAL SCHEDULE" means each schedule, substantially in the form of "Exhibit 1" attached hereto, executed by Lessor and Lessee pursuant to this Master Lease, setting forth a description of Equipment to be leased hereunder, its location, its Acquisition Cost, the amount of Basic Rent payable by Lessee with respect thereto, the lease term thereof, the Lease Commencement Date with respect thereto, and such other matters as Lessor and Lessee may agree upon.

            "SECURED PARTY" shall have the meaning specified in Section 18(a) hereof.

            "STIPULATED LOSS VALUE" shall have the meaning specified in Section 12(ii) hereof.

            "TERMINATION DATE" means the expiration or termination of the Primary Term or Renewal Term of any item of Equipment, whether by the passage of time or otherwise.

            "TRANSFEREE" shall have the meaning specified in Section 18(a) hereof.

      IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have executed this Master Lease as of the date first above written.

LESSOR: AMERICAN FINANCE GROUP, INC.   LESSEE: FEDERAL PAPER BOARD COMPANY, INC.


By: /s/ [ILLEGIBLE]                    By:/s/ Jack E. Spengler
   ----------------------------           -----------------------------------
                                          Jack E. Spengler

Title: Vice President                  Title: Vice President
       ------------------------               -------------------------------
                                       Dated: June 14, 1985
                                              -------------------------------

      RENEWAL RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. NO. B-24-33RN1
                         (the "Renewal Rental Schedule")
                          DATED AS OF NOVEMBER 7, 1995
          TO MASTER LEASE AGREEMENT NO. 8504NJG193 (the "Master Lease")
                            DATED AS OF APRIL 5, 1985

LESSOR                             LESSEE

AMERICAN INCOME PARTNERS V-A       FEDERAL PAPER BOARD COMPANY, INC
 LIMITED PARTNERSHIP               75 CHESTNUT RIDGE ROAD
c/o AMERICAN FINANCE GROUP         MONTVALE, NJ 07645
98 NORTH WASHINGTON STREET
BOSTON, MA 02114

1. LEASE TERM. PAYMENT DATES.

      This Renewal Rental Schedule, between American Finance Group, successor-in-interest to American Finance Group, Inc., as lessor, lessor's interest therein having been previously sold and assigned to the above-referenced Lessor and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Renewal Lease Term and at the Renew Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2. BASIC RENT.

      Renewal Term Basic Rent is computed by multiplying the total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3. SPECIAL RETURN CONDITIONS. STIPULATED LOSS VALUE.

      Notwithstanding the provision of Section 12 of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $28,000.00.

4. LESSEE' S OPTION AT RENTAL SCHEDULE EXPIRATION.

      Lessee may, at its option, at the expiration of this agreement, purchase all, but not less than all, items of Equipment leased pursuant to this Renewal Rental Schedule on October 1, 1996 (or the next succeeding business day), for $10,500.00, plus any and all applicable sales tax due and owning thereunder. To exercise its option, Lessee shall give Lessor at least 90 days prior written notice of its intention to purchase the Equipment.

                     RENEWAL RENTAL SCHEDULE NO. B-24-33RN1
                                    PAGE TWO

5. ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meaning assigned to them in the Master Lease. To the extent any of the items and conditions set forth in this Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

The undersigned, being then duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as confirming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date stated on the attached Schedule A.

LESSOR                              LESSEE

AMERICAN INCOME PARTNERS V-A        FEDERAL PAPER BOARD COMPANY, INC.
  LIMITED PARTNERSHIP

BY: AFG Leasing IV Incorporated
TITLE: Managing General Partner

By: /s/ EW Baker                   By: /s/ [ILLEGIBLE]
    ----------------------             ----------------------------

Title: Manager                     Title: MGR. CORPORATE LEASING
       -------------------                -------------------------

Date: 11-20-95                     Date: 11-9-95
      --------------------               --------------------------

            COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

LLR4OD-01               AMERICAN FINANCE GROUP          11/03/95 13255:33 PAGE 1

               Schedule A -- Rental Schedule Economics

LESSEE:       FEDERAL PAPER BOARD COMPANY, INC.

LESSOR:       AMERICAN FINANCE GROUP

RENTAL SCHEDULE:                       B-24-33RN1

LEASE TERM (months):                          12

PRIMARY START DATE:                   10/01/1995

LEASE EXPIRATION DATE:                 9/30/1996

PAYMENT FREQUENCY:                     QUARTERLY

ADVANCE /ARREARS:                        ARREARS

LEASE RATE:                           .044532510

PER DIEM LEASE RATE:                  .000494806

PERIODIC RENT:                         $2,500.00

NUMBER OF PAYMENTS:                            4

TOTAL INTERIM RENT:                        $ .00

PAYMENT COMMENCEMENT DATE:             1/01/1996

TOTAL EQUIPMENT COST:                 $56,138.76

DOCUMENTATION FEE:                             0
                                      ----------


/s/ [ILLEGIBLE]     LESSEE INITIALS
---------------


/s/ EWB             LESSOR INITIALS
---------------

LLR41D-Ol              AMERICAN FINANCE GROUP           11/03/95 13:55:40 PAGE 1

                  Schedule B Equipment Description

LESSEE: FEDERAL PAPER BOARD COMPANY, INC.

RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: B-24-33RN1

LESSOR: AMERICAN FINANCE GROUP

                                                                      Acceptance
Equipment Cost Serial Number Year Manufacturer   Model    Type           Date
--------------------------------------------------------------------------------

13,229.12      175723A           KOMATSU         4000     FORKLIFT    10/01/1995
10,360.40      182447-A          KOMATSU         3000     LIFT TRUCK  10/01/1995
17,295.94      177356A           KOMATSU         6000     LIFT TRUCK  10/01/1995
15,253.30      177543A           KOMATSU         6000     LIFT TRUCK  10/01/1995
---------
56,138.76 Total for Location 2221 JR KENNEDY DR WILMINGTON NC 28405

=========
56,138.76 Total Equipment Cost

L2Rl3D
                             AMERICAN FINANCE GROUP     11/03/95 13:55:30 PAGE 1

                        ASSET ACTIVITY CHECKLIST REPORT

PREPARED BY: SAUNDRA GUADAGNO

APPROVALS: /s/ EWB

TYPE OF TRANSACTION

|X| RENEWAL LEASE                          |_| CASUALTY AT STIPULATED LOSS VALUE
|_| SALE TO ORIGINAL USER                  |_| EARLY TERMINATION
|_| SALE TO THIRD PARTY USER               |_| WAREHOUSE OF ASSETS
                                           |_| OTHER ___________________________

PRIMARY TERM DATA

ORIGINAL LESSEE      FEDERAL PAPER BOARD COMPANY, INC.
STREET ADDRESS 1     75 CHESTNUT RIDGE RD
STREET ADDRESS 2
CITY, STATE, ZIP     MONTVALE NJ 07645
CONTACT NAME         REBECCA TERRIAN
PHONE NUMBER         201-307-4569        FAX NUMBER 207-307-4652

MASTER LEASE NUMBER  8504NJG193
LEASE DATE           4/05/1985
RENTAL SCHEDULE      B-24-33
START DATE           10/01/1989
EXPIRATION DATE      9/30/1994
PAYMENT FREQUENCY    Q/ARR
LEASE RATE FACTOR    .056376000
ASSUMED DEBT RATE    9.4700
TREASURY RATE        7.97
LENDER/LOAN NUMBER
EQUITY OWNER(S)      1051
                     100.000000000

1 |_| ORIGINAL TITLES N/A                    3 |X| TOP BILL FORM 10/25/95
2 |X| PRODUCE IRR REPORT                     4 |_| COLLATERAL DOCS REQUESTED N/A


I. WAREHOUSE DATA (SEE ATTACHED EQUIPMENT LIST)

WAREHOUSE COST        $_____________________

DATE WAREHOUSED       ______________________   STOP BILL DATE __________________

L2R13D
                             AMERICAN FINANCE GROUP     11/03/95 13:55:30 PAGE 2

                         ASSET ACTIVITY CHECKLIST REPORT

II. EQUIPMENT SALE DATA (SEE ATTACHED EQUIPMENT AND PRICE LIST)

NEW LESSEE OR BUYER
STREET ADDRESS 1
STREET ADDRESS 2
CITY, STATE, ZIP
CONTACT NAME
PHONE NUMBER                           FAX NUMBER

SALE TYPE            BS   LS   OS    RS

TAX EXEMPTION STATUS YES  NO                       EXEMPTION NUMBER

TOTAL SALE PRICE           $____________________   BROKERAGE FEE    $___________

SALE DATE/STOP BILL DATE   _____________________

1 |_| CREATE MEMO CODE                            6 |_| CHANGE MEMO CODE
2 |_| AS/400 INPUT                                7 |_| REMOVE RS COUNTERPART
3 |_| MISCELLANEOUS INVOICE                             IF ALL ASSETS ARE SOLD
4 |_| PRODUCE DOCUMENTS/SEND TO BUYER             8 |_| PREP FOR SCANNING
S |_| RECEIPT OF PAYMENT                          9 |_| FINAL DOCUMENTS TO BUYER

III. RENEWAL DATA (ATF MAY NEED TO BE CREATED)

NEW RENTAL SCHEDULE      B-24-35RN1              TERM            12 mos

START DATE               10/1/95                 EXPIRATION DATE 9/30/96

PAYMENT FREQUENCY   M/ADV   Q/ADV   S/ADV   A/ADV    M/ARR  (Q/ARP)  S/ARR  A/RR

STIPULATED LOSS VALUE    $28,000.00 (50%)   LRF/RENT $2500

SEND DOCUMENTS TO LESSEE |X|                END OF LEASE OPTIONS RT/RV/P

1 |X| AS/400 INPUT                           5 |X| ACTIVATION REPORT
2 |X| UPDATE EQUITY OWNER                    6 |_| PREP FOR SCANNING
3 |X| PRODUCE DOCUMENTS/SEND TO              7 |_| FINAL DOCUMENTS TO LESSEE
4 |X| REQUEST UPDATED INSURANCE LETTER TO LESSEE

IV. NOTES, COMMENTS AND OTHER INFORMATION

                 Purchase options for $10,500 at end of renewal

L2R14D                 AMERICAN FINANCE GROUP           11/03/95 13:55:37 PAGE 1

                 ASSET ACTIVITY REPORT - EQUIPTMENT DESCRIPTION

LESSEE: FEDERAL PAPER BOARD COMPANY, INC.
RENTAL SCHEDULE: B-24-33

Asset    Equipment Cost  Serial Number  Manufacturer   Model    Type         Status   Bill Code
------------------------------------------------------------------------------------------------
0038017       13,229.12  175723A        KOMATSU         4000     FORKLIFT    RENEWAL  NC007
0038018       10,360.40  182447-A       KOMATSU         3000     LIFT TRUCK  RENEWAL  NC007
0038019       17,295.94  177356A        KOMATSU         6000     LIFT TRUCK  RENEWAL  NC007
0038020       15,253.30  177543A        KOMATSU         6000     LIFT TRUCK  RENEWAL  NC007
              ---------
              56,138.76 Total for Location 2221 JR KENNEDY DR WILMINGTON NC 28405  CODE NC009
              ---------
              ---------
              56,138.76 Total Equipment Cost

                               ** END OF REPORT **

    RENEWAL RENTAL SCHEDULE NO. A-61--7ORN1A (the "Renewal Rental Schedule")
                           DATED AS OF OCTOBER 1, 1992
          TO MASTER LEASE AGREEMENT NO. 8504NJG193 (the "Master Lease")
                            DATED AS OF APRIL 5, 1985

LESSOR                                   LESSEE
AMERICAN INCOME PARTNERS V-A LIMITED     FEDERAL PAPER BOARD COMPANY, INC.
  PARTNERSHIP                            75 CHESTNUT RIDGE ROAD
c/o AMERICAN FINANCE GROUP               MONTVALE, NJ 07645
EXCHANGE PLACE
BOSTON, MA 02109

1. LEASE TERM. PAYMENT DATES.

      This Renewal Rental Schedule, between American Finance Group, as lessor, lessor's interest therein having been previously sold and assigned to the above-referenced Lessor and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2. BASIC RENT.

      Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3. SPECIAL RETURN CONDITIONS. STIPULATED LOSS VALUE.

      Notwithstanding the provision of Section 12 of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $10,000.00.

5. ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in this Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless

                     RENEWAL RENTAL SCHEDULE NO. A-61-7ORN1
                                    PAGE TWO

evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date stated on the attached Schedule A.


AMERICAN INCOME PARTNERS V-A LIMITED     FEDERAL PAPER BOARD COMPANY, INC.
  PARTNERSHIP
Lessor                                   Lessee


By /s/ [ILLEGIBLE]                       By /s/ [ILLEGIBLE]
   ---------------------------              --------------------------------

Title  Manager                           Title MGR, CORPORATE LEASING
       -----------------------                 AND TELECOMMUNICATIONS
                                               ----------------------

      COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. T0 THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1

3764i/7

                                                          AMERICAN FINANCE GROUP

                                                  Schedule A

LESSEE:              FEDERAL PAPER BOARD COMPANY, INC.
LESSOR:              AMERICAN FINANCE GROUP
RENTAL SCHEDULE                                                      A-61-7ORN1A
LEASE TERM (months):                                                          24
PRIMARY START DATE:                                                   10/01/1992
LEASE EXPIRATION DATE:                                                 9/30/1994
PAYMENT FREQUENCY:                                                     QUARTERLY
ADVANCE/ARREARS:                                                         ARREARS
LEASE RATE:                                                           .037687600
PER DIEM LEASE RATE:                                                  .000418751
PERIODIC RENT:                                                         $1,150.00
NUMBER OF PAYMENTS:                                                            8
TOTAL INTERIM RENT:                                                         $.00
PAYMENT COMMENCEMENT DATE:                                            10/01/1992
TOTAL EQUIPMENT COST:                                                 $30,514.00
DOCUMENTATION FEE: 0                                    FPB Unit# 226
                                                        -------------


/s/ [ILLEGIBLE] LESSEE INITIALS
---------------


/s/ [ILLEGIBLE] LESSOR INITIALS
---------------

[ILLEGIBLE]                  AMERICAN FINANCE GROUP      7/07/92 16:05:25 PAGE 1

                        Schedule B Equipment Description

          RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: A-61-70RN1

LESSEE: FEDERAL PAPER BOARD COMPANY, INC.

LESSOR: AMERICAN FINANCE GROUP

                                                                  Acceptance
Equipment Cost  Serial Number  Year Manufacturer  Model  Type     Date     Street                 City        St  Zip
-----------------------------------------------------------------------------------------------------------------------

30,514.00       2064                 Waldon       5100   Traction 10/01/92 RIEGELWOOD OPERATIONS  RIEGELWOOD  NC  28456
=========
30,514.00 TOTAL EQUIPMENT COST

                        RENEWAL RENTAL SCHEDULE CHECKLIST

                                  DATE: 7/7/92

LESSEE: Federal P                                      LF&A APPROVAL [ILLEGIBLE]

RENEWAL RENTAL SCHEDULE(S) A-61-70RN1A        COMMENTS: (BINDER #24)____________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

STATUS  DATE      TASK

 |X|4 / 7/7 1.    DETERMINE STATUS OF LEASE RECEIVABLES FOR PRIMARY LEASE.

 |X|  /     2.    DETERMINE STATUS OF UCC STATEMENTS FOR PRIMARY LEASE.

 ---  /     3.    DETERMINE STATUS OF ORIGINAL CERTIFICATES OF TITLE.

 |X|  /     4.    DETERMINE THE CURRENT EQUITY OWNER STATUS FOR THE ORIGINAL
                  RENTAL SCHEDULE.

 |X|  /     5.    ESTABLISH THE REMARKETING AWARD NUMBER ON THE AS400 FOR USE ON
                  THE RENEWAL LEASE.

 |X|  /     6.    SUSPEND BILLING ON THE ASSET/RENTAL SCHEDULE LEVEL.

 |X|  /     7.    SELECT RENEW OPTION IN RENTAL SCHEDULE MODE AND COMPLETE
                  SCREENS TO ESTABLISH RENEWAL RENTAL SCHEDULE INCLUDING THE
                  SELECTION OF RENEWED ASSETS.

 |X|  /     8.    ENTER RENEWAL TERM START DATE AS THE ACCEPTANCE DATE FOR EACH
                  SELECTED ASSET.

 |X|  /     9.    ENTER THE EQUITY OWNER DETERMINED ABOVE AS THE EQUITY OWNER
                  FOR THE RENEWAL SCHEDULE, USING THE RENEWAL START DATE AS THE
                  SALE DATE.

 |X|  /     10.   CREATE SCHEDULE A AND SCHEDULE B TO RENEWAL RENTAL SCHEDULE ON
                  AS400 SYSTEM.

 |X|  /     11.   CONTINUE AND/OR AMEND L/L FINANCING STATEMENTS.

 |X|  /     12.   OBTAIN NECESSARY APPROVALS FROM LF&A.

 |X|  /     13.   MAIL COMPLETE EXECUTION PACKAGE TO LESSEE USING (2)
                  COUNTERPARTS OF RENEWAL RENTAL SCHEDULE ONLY.

 |X|  /     14.   UPON RETURN, HAVE AFG COUNTERSIGN EXECUTION PACKAGE AND MAIL
                  LESSEE ITS COUNTERPART.

 |X|  /     15.   FILE UCC STATEMENTS WITH PROPER JURISDICTIONS.

 |X|  /     16.   PRINT AND DISTRIBUTE AS400 PRODUCED ACTIVATION REPORT.

 |X|  /     17.   UPON RECEIPT OF UCC FILING INFORMATION, UPDATE AS400 UCC
                  SYSTEM AND COPY FOR AFG'S FILES.

 |X|  /     18.   OBTAIN ORIGINAL CERTIFICATES OF TITLE AND UPDATE THE ASSET
                  ACQUISITION SCREEN WITH THE TITLE NUMBER AND STATE WHICH THE
                  TITLE HELD (TITLED EQUIPMENT ONLY). PLACE ORIGINAL TITLES IN
                  THE TITLE FILE UNDER THE LESSEE AND RENTAL SCHEDULE.

 ---  /     19.   OBTAIN UPDATED INSURANCE CERTIFICATE IF NECESSARY

 |X|  /     20.   BIND TRANSACTION

DOCUMENT  ID NUMBER     PAGE        DOCUMENT       ID NUMBER PAGE
--------------------------------------------------------------------------------

UCC'S     3509i                     p23, 26, 27
DOCS      3764i                     p22

                              ASSET ACTIVITY FORM

TYPE OF TRANSACTION                         Date of Request: 6/19/92

|X| Renewal Lease
|_| Release to New User (Existing Lessee)      Prepared by: Caf
|_| Release to New User (New Lessee)
|_| Sale to Original User                      Asset Mgmt Approval: DAD
|_| Sale to Third Party User
|_| Casualty at Stipulated Loss Value
|_| Warehouse of Assets
|_| Other ___________________________

PRIMARY TERM DATA:

Original Lessee Name & Address

Federal Paper Bd. Co, Inc               Rental Schedule No.: A-61-70
-------------------------------------
Riegelwood Operations                   Expiration Date: 9/30/92
-------------------------------------
Riegelwood, NC 28456                    Equity Owner: V-A
-------------------------------------
                                        Master Lease No.: 8504NJG193
-------------------------------------
                                        Lease Date: 4-5-85
-------------------------------------

Contact Name: Donna Varion

Phone: 201-907-4598 Fax: 201-307-6125

NEW LESSEE OR BUYER NAME & ADDRESS      LESSEE OR BUYER CONTACT NAME:

----------------------------------      --------------------------------------

----------------------------------      --------------------------------------

----------------------------------      Phone:________________________________

CIRCLE ONE: BS  LS  OS  RS              Fax:__________________________________

TAX EXEMPTION STATUS: YES  NO

SPECIAL ARRANGEMENTS WITH LESSEE/BUYER:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ANTICIPATED CLOSING DATE:_______________________________________________________

I. RENEWAL OR NEW LEASE TRANSACTION DATA:

EQPT MFG/MODEL/TYPE          SERIAL NUMBER   ORIGINAL OEC     LRF       TERM
================================================================================
(1) Model 5100 Waldon        2064            $30,514          3.76876   2yrs.
Tractor with boom &
bucket.                                                               A-61-70Rn1

RENEWAL OR RELEASE START DATE: 10/1/92            STIP LOSS VALUE: 10,000

PAYMENT FREQUENCY: quarterly                      ADVANCE/ARREARS: arrears

NEW EQUIPMENT LOCATION: same
                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

SPECIAL RETURN CONDITIONS:
                          ------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SPECIAL TRANSACTION NOTES: * Please reference FPB Unit #226 on renewal schedule!!! All renewal docs. sent to Donna Varion in Montval, NJ.